Exhibit 4.16.7


                                 AMENDMENT NO. 4
                               TO CREDIT AGREEMENT


     AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment"), dated as of March 31, 2005, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto and the Administrative Agent entered into a certain Credit Agreement, dated as of August 18, 2003 (as heretofore amended or otherwise modified and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make term loans to the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1. Annex A to the Credit Agreement is hereby amended by adding the following defined term in the correct alphabetical order:

          "'Fourth Amendment Effective Date' means the date that Amendment No. 4 to Credit Agreement, dated as of March 31, 2005, becomes effective."

     2.2. The definition of "Additional Term Loan Funding Conditions" in Annex A to the Credit Agreement is hereby amended by deleting clauses (iii), (iv) and
(v) thereof and substituting therefor the following new clauses (iii), (iv) and
(v):

          "(iii) with respect to a funding on the Final Term Loan Funding Date, all proceeds or amounts received by Foamex prior to the Final Term Loan Funding Date in respect of or under (A) the Designated Agreements or from the disposition of Designated Assets (to the extent permitted for such purpose and not used to repay Working Capital Term Loans and Additional Term Loans as permitted under clause second of the fifth sentence of
     Section 3.3(d)) shall have been used by Foamex to repurchase on the open market at par or a discount or shall concurrently be used to pay at scheduled maturity Foamex 13 1/2% Subordinated Notes and pay fees and expenses incurred in connection therewith and (B) the First Additional Term Loans (to the extent permitted for such purpose) shall have been used by Foamex to either (I) repurchase on the open market at par or a discount or shall concurrently be used to pay at scheduled maturity Foamex 13 1/2% Subordinated Notes and pay fees and expenses incurred in connection therewith in an aggregate amount not to exceed $10,000,000 or (II) repay the principal of the then outstanding Working Capital Revolving Loans in an aggregate amount not to exceed $25,000,000 (without reduction of the Maximum Revolver Amount (as defined in the Working Capital Agreement) or any Revolving Credit Commitment (as defined in the Working Capital Agreement)),

          (iv) with respect to a funding on the Final Term Loan Funding Date, Foamex shall have received or shall concurrently receive the proceeds of the Additional Working Capital Term Loans and after giving effect to the satisfaction of clause (iii) above, the amount of the Additional Working Capital Term Loans, together with the amount of the Additional Term Loans to be made on the Final Term Loan Funding Date, shall be sufficient to repay in full the outstanding Foamex 13 1/2% Subordinated Notes,

          (v) with respect to a funding of Additional Term Loans (other than a funding on the Final Term Loan Funding Date), the Administrative Agent and the Lenders shall be satisfied that the Borrower is permitted by the terms of the Senior Secured Note Indenture, the Foamex 13 1/2% Subordinated Note Indenture, the Foamex 9 7/8% Subordinated Note Indenture and the Working Capital Agreement to use 100% of the proceeds of such Additional Term Loans to either (A) repurchase on the open market at par or at a discount the Foamex 13 1/2% Subordinated Notes or (B) repay the principal of the then outstanding Working Capital Revolving Loans, and the Administrative Agent shall have received a certificate from a Responsible Officer of Foamex certifying as to the foregoing and setting forth the amount of each Additional Term Loan that will be used for each of the foregoing purposes,"

     2.3. The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

     "Relevant EBITDA Fiscal Month                                     Amount

     Fiscal month of Foamex ending October 26,                          3.50
     2003 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending March 28, 2004

     Fiscal month of Foamex ending April 25,                            3.25
     2004 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending August 22, 2004

     Fiscal month of Foamex ending September                            3.50
     26, 2004 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending January 2,

     2005

     Fiscal month of Foamex ending January 30,                          3.55
     2005

     Fiscal month of Foamex ending February 27,                         4.10
     2005

     Fiscal month of Foamex ending April 3, 2005                        4.35

     Fiscal month of Foamex ending May 1, 2005                          4.50

     Fiscal month of Foamex ending May 29, 2005                         4.60

     Fiscal month of Foamex ending July 3, 2005                         5.00

     Fiscal month of Foamex ending July 31, 2005                        5.00

     Fiscal month of Foamex ending August 28,                           4.90
     2005

     Fiscal month of Foamex ending October 2,                           4.85
     2005

     Fiscal month of Foamex ending October 30,                          4.75
     2005

     Fiscal month of Foamex ending December 4,                          4.15
     2005 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending January 29, 2006

     Fiscal month of Foamex ending February 26,                         4.00
     2006 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending April 30, 2006

     Fiscal month of Foamex ending May 28, 2006                         3.75
     and each fiscal month of Foamex ending
     thereafter through and including the fiscal month of Foamex ending July 30, 2006

     Fiscal month of Foamex ending August 27,                           3.50
     2006 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending October 29, 2006

     Fiscal month of Foamex ending December 4,                          3.35
     2006 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending April 29, 2007

     Fiscal month of Foamex ending May 27, 2007                         3.25
     and each fiscal month of Foamex ending
     thereafter

     2.4. The definition of "Fixed Charges" in Annex A to the Credit Agreement is hereby amended by (a) adding "and the Delaware County (PA) Industrial Revenue Bonds, in each instance," immediately after the words "Foamex 13 1/2% Subordinated Notes" in clause (ii) of such definition and (b) deleting the comma at the end of subclause (E) of clause (vii) of such definition and substituting "and" therefor, and (c) deleting subclauses (G) and (H) from clause (vii) of such definition.

     2.5. Clause (ii) of Section 1.1(b) is hereby amended by deleting the amount "$10,000,000" appearing therein and substituting "$35,000,000" therefor.

     2.6. Section 1.1(c) of the Credit Agreement is hereby amended by (a) deleting the amount "$750,000" appearing therein and substituting the phrase "$750,000, in the case of a Borrowing in which the proceeds thereof will be used to repurchase at par or at a discount on the open market Foamex 13 1/2% Subordinated Notes, and $5,000,000, in the case of a Borrowing in which the proceeds thereof will be applied by the Borrower to the prepayment of principal of the Working Capital Revolving Loans" therefor.

     2.7. Section 1.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) Amounts of Additional Term Loans. The Borrowers may from time to time, upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, but no less than ten (10) Business Days prior to the Final Term Loan Funding Date, request that the Additional Term Lenders decrease their aggregate Additional Term Loan Commitments (each such requested decrease to be in a minimum amount of $1,000,000 and in an integral multiple of $100,000); provided, that the Borrowers shall not be permitted to reduce the aggregate Additional Term Loan Commitments to an amount less than the aggregate amount necessary (together with (i) the amount of the Additional Term Loans (other than the portion of the Additional Term Loans made prior to the Final Term Loan Funding Date used to repay principal of the Working Capital Revolving Loans), (ii) the amount of Additional Working Capital Term Loans, (iii) funds received or to be received by Foamex under the Designated Agreements on or prior to the Final Term Loan Funding Date and (iv) proceeds received from asset sales permitted under Section 7.11(xv) (to the extent that the proceeds of such asset sales are permitted to be used for such purpose pursuant to Section 3.3(d) hereof and are not applied to the Working Capital Term Loans or Additional Term Loans pursuant to clause second of the fifth sentence of Section 3.3(d)), in each case to the extent not used to repurchase Foamex 13 1/2% Subordinated Notes on the open market in accordance with Section 7.12(E)), to repay in full the outstanding Foamex 13 1/2% Subordinated Notes at the scheduled maturity thereof and pay fees and expenses incurred in connection therewith. Effective upon the Administrative Agent's receipt of such notice, the Additional Term Loan Commitment of each Additional Term Lender shall be permanently reduced by an amount equal to its Pro Rata Share of such requested reduction. The Administrative Agent shall promptly notify the Additional Term Lenders, by telecopier or e-mail, of the occurrence of any reductions in the Additional Term Loan Commitments to be effected and any changes to the amount of the Additional Term Loan Commitment of each Additional Term Lender resulting therefrom."

     2.8. Section 2.3 of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

          The Borrowers agree, jointly and severally, to pay the Administrative Agent the fees and compensation as set forth in the fee letter, dated the Fourth Amendment Effective Date, between the Administrative Agent and the Borrowers (the "Fourth Amendment Fee Letter") with such fees and other compensation to be payable at such times as provided in the Fourth Amendment Fee Letter. The fees and compensation set forth in the Fourth Amendment Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof. The fees and other compensation set forth in the Fourth Amendment Fee Letter are in addition to the fees and other compensation set forth in the Fee Letter.

     2.9. Section 3.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Other than prepayments of the Additional Term Loans after the Fourth Amendment Effective Date and on or prior to August 15, 2005 in an aggregate amount not to exceed $25,000,000 pursuant to clause second of the fifth sentence of Section 3.3(d), optional prepayments of the Term Loans shall not be permitted prior to June 30, 2006. On or after June 30, 2006, the Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment and prepayment premium in accordance with this Section 3.2, if applicable. Amounts prepaid in respect of the Term Loans may not be reborrowed. If at any time on and after June 30, 2006 and prior to October 1, 2008, principal of the Term Loans is prepaid in whole or in part, whether pursuant to this Section 3.2, Section 9.2, clause fifth of the second sentence of Section 3.3(d) or clause seventh of the fifth sentence of Section 3.3(d), the Borrowers shall at the time of such prepayment pay to the Administrative Agent, for the account of the Lenders, the prepayment premium determined in accordance with the following table:

           Period during which
            prepayment occurs                       Prepayment Premium
           -------------------                      ------------------

     From June 30, 2006 through and         8.00% of the principal amount of the
     including March 31, 2007               Term Loans prepaid

     From April 1, 2007 through and         4.50% of the principal amount of the
     including December 31, 2007            Term Loans prepaid

     From January 1, 2008 through and       3.00% of the principal amount of the
     including September 30, 2008           Term Loans prepaid

     , provided, that, notwithstanding the foregoing, no prepayment premium shall be payable on up to $10,000,000 in the aggregate of prepayments made pursuant to clause fifth of the second sentence of Section 3.3(d) and clause seventh of the fifth sentence of Section 3.3(d)."

     2.10. Section 3.3(d) of the Credit Agreement is hereby amended by (a) adding "and in the fifth sentence of this Section 3.3(d)" immediately after the words "except as provided in the first parenthetical of this sentence" in the proviso at the end of the first sentence thereof, (b) amending and restating clause second of the fifth sentence thereof to read as follows:


     "second,  at the option of Foamex,  in the event (and only such event) that
     (x) the average aggregate Availability for all Borrowers for the thirty consecutive day period ending on the Business Day immediately preceding the date of such repurchase or repayment is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the Business Day immediately preceding the date of such repurchase or repayment, (y) immediately after giving effect to such repurchase or repayment, the aggregate Availability of all the Borrowers is greater than the sum of (i) $10,000,000 plus (ii) the Availability Required Amount in effect on the date of such repurchase or repayment, and (z) at the time of such repurchase or repayment there exists no Default or Event of Default (and no Default or Event of Default would result therefrom), to repurchase at par or a discount on the open market or repay at maturity Foamex 13 1/2% Subordinated Notes and/or to repay principal of the Additional Term Loans (to the extent used, and permitted to be used, to repay principal of the Working Capital Revolving Loans and to the extent such repayment of the Additional Term Loans occurs on or prior to August 15, 2005), and principal of the Working Capital Term Loans made on the Closing Date, any such repayments of such Additional Term Loans and such Working Capital Term Loans to be applied first, 50% to such Additional Term Loans and 50% to the Working Capital Term Loans made on the Closing Date until $8,000,000 of the principal amount of the Working Capital Term Loans made on the Closing Date have been paid pursuant to this clause "second" from the proceeds of sales of Designated Assets (to be applied to scheduled installments of principal of such Working Capital Term Loans in the inverse order of maturity), and thereafter (until the Working Capital Term Loans are paid in full) 66 2/3% to such Additional Term Loans and 33 1/3% to such Working Capital Term Loans (to be applied to scheduled installments of principal of such Working Capital Term Loans in the inverse order of maturity),"

     , (c) adding "and/or repay principal of the Additional Term Loans and the Working Capital Term Loans made on the Closing Date" immediately after the words " Foamex 13 1/2% Subordinated Notes" at the beginning of the sixth sentence thereof, and (d) adding "clause seventh of" immediately before the words "the second preceding sentence" at the beginning of the seventh sentence thereof.

     2.11. Section 6.22 of the Credit Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following sentence:

     "The proceeds of (i) the First Additional Term Loans are to be used solely to either (A) repurchase on the open market at par or at a discount a portion of the principal balance of the Foamex 13 1/2% Subordinated Notes outstanding on the Third Amendment Effective Date and to pay fees and expenses incurred in connection therewith; provided, that, not more than $10,000,000 of the First Additional Term Loans may be used for such purpose, or (B) repay the principal of the then outstanding Working Capital Revolving Loans; provided, that not more than $25,000,000 of the First Additional Term Loans may be used for such purpose, and (ii) the Final Additional Term Loans are to be used solely to repay at scheduled maturity a portion of the principal balance of the Foamex 13 1/2% Subordinated Notes outstanding on the Final Term Loan Funding Date and to pay fees and expenses incurred in connection therewith."

     2.12. Clause (E) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(E) Foamex may repurchase on or prior to the Final Term Loan Funding Date, at par or at a discount, Foamex 13 1/2% Subordinated Notes with proceeds it receives from any Designated Agreements, asset sales permitted under Section 7.11(xv) (but solely to the extent that the proceeds of such asset sales are permitted to be used for such purpose pursuant to Section 3.3(d) hereof) and the Additional Term Loans; provided, that (i) no Default or Event of Default shall have occurred and be continuing on the date of any such repurchase or would be caused as a result thereof, (ii) any such Foamex 13 1/2% Subordinated Notes being repurchased shall be retired and cancelled promptly following the consummation of such repurchase, and (iii) the aggregate amount of Additional Term Loans used to repurchase Foamex 13 1/2% Subordinated Notes prior to the Final Term Loan Funding Date shall not exceed $10,000,000."

     2.13. Section 7.24 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "7.24 Fixed Charge Coverage Ratio. Foamex shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter period of Foamex set forth below to be less than the ratio set forth opposite such fiscal quarter period:

      Fiscal Quarter Period                                        Ratio
      ---------------------                                        -----

      Fiscal quarter of Foamex ending on or about                0.56:1.00
      March 31, 2005

      Two consecutive fiscal quarter period of                   0.65:1.00
      Foamex ending on or about June 30, 2005

      Three consecutive fiscal quarter period of                 0.75:1.00
      Foamex ending on or about September 30, 2005

      Four consecutive fiscal quarter period of                  0.81:1.00
      Foamex ending on or about December 31, 2005

      Four consecutive fiscal quarter period of                  0.89:1.00
      Foamex ending on or about March 31, 2006

      Each four consecutive fiscal quarter period of             1.00:1.00
      Foamex ending on or after June 30, 2006

     2.14. Section 7.27 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (ii) thereof immediately before the period:

     "; provided, that during the period commencing on the Fourth Amendment Effective Date and ending on January 15, 2006 so long as the aggregate Borrowing Bases of all Borrowers and Foamex Canada is equal to or greater than $190,000,000 (calculated without giving effect to any reduction in the Borrowing Bases pursuant to the parenthetical below), the minimum Availability required to be maintained by the Borrowers shall be $10,000,000 (it being agreed that if this proviso shall be in effect, in determining compliance with such $10,000,000 minimum Availability test, the aggregate Borrowing Bases of all Borrowers and Foamex Canada shall be deemed reduced by $5,000,000) "

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions shall have been satisfied in full:

     3.1. Counterparts of this Agreement executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2. The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Working Capital Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3. The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Working Capital Agreement, consenting to this Amendment and providing for amendments to the Working Capital Agreement consistent with certain amendments herein contemplated, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     3.4. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed copy of the Fourth Amendment Fee Letter and the Administrative Agent shall have received payment of all fees payable thereunder.

     3.5. The Administrative Agent shall have received certified copies of resolutions of the Board of Directors of each of the Loan Parties (or in the case of a Loan Party that is not a corporation, the equivalent governing body) approving the modifications to the Credit Agreement and the Working Capital Agreement.

     3.6. All proceedings taken in connection with the execution of this Amendment, the Credit Agreement as amended by this Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND WORKING CAPITAL AGREEMENT; WAIVER OF CERTAIN NOTICE REQUIREMENTS.

     4.1. Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2. Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Working Capital Agreement, a copy of which is attached as Exhibit A hereto.

     4.3. Each of the Lenders, by its signature to this Amendment, hereby waives the requirement for two Business Days' notice in Section 1.1(c) of the Credit Agreement with respect to any borrowing of Additional Term Loans on April 1, 2005.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that
(i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and
(ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations (including, without limitation, the Additional Term Loans) and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                            FOAMEX L.P.

                            By: FMXI, Inc., its Managing General Partner


                                By:     /s/ George L. Karpinski
                                        -------------------------------
                                Title:  Vice President
                                        -------------------------------


                            FMXI, INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------


                            FOAMEX INTERNATIONAL INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Senior Vice President
                                    -----------------------------------


                            FOAMEX CANADA INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Treasurer
                                    -----------------------------------


                            FOAMEX CAPITAL CORPORATION


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------

                            FOAMEX LATIN AMERICA, INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------


                            FOAMEX MEXICO, INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------


                            FOAMEX MEXICO II, INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------


                            FOAMEX ASIA, INC.


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------


                            FOAMEX CARPET CUSHION LLC


                            By:     /s/ George L. Karpinski
                                    -----------------------------------
                            Title:  Vice President
                                    -----------------------------------

                            SILVER POINT FINANCE, LLC,
                              as Administrative Agent


                            By:     /s/Jeffrey A. Gelfand
                                    -----------------------------------
                            Title:  Authorized Signatory
                                    -----------------------------------


                            FIELD POINT I, LTD.


                            By:     /s/Jeffrey A. Gelfand
                                    -----------------------------------
                            Title:  Authorized Signatory
                                    -----------------------------------


                            FIELD POINT II, LTD.


                            By:     /s/Jeffrey A. Gelfand
                                    -----------------------------------
                            Title:  Authorized Signatory
                                    -----------------------------------


                            SIL LOAN FUNDING LLC

                            By:     /s/ Jason Trala
                                    -----------------------------------
                            Title:  Attorney-In-Fact
                                    -----------------------------------


                            A3 FUNDING LP, on its own behalf
                               and on behalf of its affiliate assigns

                            By:   A3 Fund Management LLC,
                                  its General Partner


                            By:
                                    -----------------------------------
                            Title:
                                    -----------------------------------


                            SSIG SPF ONE LQ, LLC


                            By:     /s/ Alan Waxman
                                    -----------------------------------
                            Title:  Managing Director
                                    -----------------------------------

                            SPCP GROUP, LLC


                            By:     /s/Jeffrey A. Gelfand
                                    -----------------------------------
                            Title:  Authorized Signatory
                                    -----------------------------------


                            SPCP GROUP III, LLC


                            By:     /s/Jeffrey A. Gelfand
                                    -----------------------------------
                            Title:  Authorized Signatory
                                    -----------------------------------